Exhibit 99.1

TX HOLDINGS REPORTS 2013 THIRD QUARTER RESULTS

THIRD QUARTER REVENUE INCREASED 67%

SECOND BACK-TO-BACK QUARTER REPORTING NET INCOME

•	Third quarter revenue increased 67% as compared to last year’s third quarter revenue

•	Second back-to-back quarter in which company has reported net income

•	Revenue for the first nine months of 2013 increased 68% as compared to last year

•	Net income for the third quarter of 2013 of $185,999 as compared to last year’s third quarter net loss of $202,738

•	Net income for the first nine months of 2013 of $123,676 as compared to a net loss of $413,655 for the first nine months of 2012

•	Gross profit in the third quarter increased 233% as compared to the third quarter of 2012

•	Gross profit for the first nine months of 2013 increased 163% as compared to the first nine months of 2012

ASHLAND, KENTUCKY - July 22, 2013 - TX Holding, Inc. (OTC Markets: TXHG), is pleased to announce that its move into the distribution of rail material and mining supplies consumed by the coal mining industry in the production and transportation process has resulted in its ability to continue to produce increased sales and reports a second consecutive quarter in which it has been able to show net income.

Net income in the third quarter was $185,999 as compared to a net loss of $202,738 for the same period in 2012. Net income for the first nine months of 2013 was $123,676 compared to a net loss of $413,655 for the same period in 2012.

During the third quarter, cost of goods sold was $823,892 as compared to cost of goods sold of $645,455 for the same period in 2012, an increase of $178,437 or 27.6% as a result of higher sales volumes. During the first nine months of 2013, cost of goods sold was $2,097,649 as compared to cost of goods sold of $1,459,208 for the same period in 2012, an increase of $ 638,441 or 43.8%, a result of increased in sales volume as the company continues to expand its products and customer base.

Operating expenses for the third quarter of 2013 were $309,303 as compared to $316,883 for the same period in 2012, a decrease of 2.4%. Operating expenses for the first nine months of 2013 were $783,011 as compared to $744,428 for the same period in 2012, an increase of 5.2%.

Other expense was $11,456 for the first three months of 2013 as compared to $37,932 in the comparable period last year. Other expense was $56,635 for the first nine months of 2013 as compared to $36,067 for the comparable period in 2012, an increase of 57%.

Net increase in cash during the first nine months of 2013 was $18,375 as compared to $11,924 in 2012. Cash used in operating activities of $415,982 and resulted from the continued effort by the company to increase inventory to meet projected increases in sales demand. To fund ongoing operations, the company continues to rely upon financing provided by its CEO, William “Buck” Shrewsbury, in the form of a $1.062 million revolving demand note, a demand note in the amount of $289,997, and advances in the amount of $523,583, and a bank line of credit in the amount of $250,000.

Mr. Shrewsbury stated that “Our earnings in the latest period have resulted in a strengthening of our balance sheet and our decision to enter the rail and mining supplies business is proving to have been fortuitous. The new field that we are involved in is consumables used in the production of coal. We believe our products are being accepted by the coal mining industry and we anticipate expanding our operations into other mining supplies products.

Mr. Shrewsbury commented “We are pleased with our 3rd quarter sales as it is our second consecutive quarter with positive net income. We are continuing our commitment to our shareholders by concentrating on increasing revenue as well as margins thereby increasing shareholder value. We are also continuing our commitment to our customers by providing quality products at competitive prices thus creating customer loyalty.”

Mr. Shrewsbury concluded that “Our outlook for the company going into the 4th quarter of 2013 and into 2014 continues to move in a positive direction.”

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; SEC regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO, and other risks, uncertainties and factors discussed in the company’s Forms 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Because the company may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to it at certain times.

Contact:

William “Buck” Shrewsbury

Chairman and CEO

TX Holdings, Inc.

(606) 928-1131

TX HOLDINGS, INC
CONDENSED BALANCE SHEETS
June 30, 2013 and September 30, 2012
	Unaudited	Unaudited
	June 30,	September 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$21,510	$3,135
Accounts Receivable, net	306,278	200,275
Inventory	1,681,241	771,977
Commission advances	31,781	56,375
Notes receivable-current	10,000	10,000
Other current assets	36,876	43,771
Total current assets	2,087,686	1,085,533

Property and equipment	50,606	55,797
Notes receivable, less current portion	27,380	30,000
Other	200	50,200

Total Assets	$2,165,872	$1,221,530

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable to a stockholder	$1,351,997	$1,351,997
Accrued liabilities	807,432	788,185
Accounts payable	561,073	279,655
Advances from stockholder/officer	523,583	307,082
Bank-line of credit	248,500	–
Total current liabilities	3,492,585	2,726,919

Asset retirement obligation	–	5,000
Total Liabilities	3,492,585	2,731,919

Commitments and contingencies (Note 3)

Stockholders' deficit:
Preferred stock: no par value, 1,000,000 shares authorized
no shares outstanding as of June 30, 2013 and September 30, 2012	–	–
Common stock:no par value, 250,000,000 shares
authorized, 48,053,084 and 46,553,084,shares issued and outstanding
at June 30,2013 and September 30, 2012 respectively.	9,293,810	9,233,810
Additional paid-in capital	4,304,280	4,304,280
Accumulated deficit	(14,924,803)	(15,048,479)
Total stockholders' deficit	(1,326,713)	(1,510,389)

Total Liabilities and Stockholders' Deficit	$2,165,872	$1,221,530

The accompanying notes are an integral part of these financial statements.

TX HOLDINGS, INC.
UNAUDITED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended June 30, 2013 and 2012

	Three Months Ended			Nine Months Ended
	June 30,	June 30,		June 30,	June 30,
	2013	2012		2013	2012

Revenue	$1,330,650	$797,532		$3,060,971	$1,826,048

Cost of goods sold	823,892	645,455		2,097,649	1,459,208

Gross profit	506,758	152,077		963,322	366,840

Operating expenses, except items shown
separately below	106,557	124,924		315,301	331,637
Commission expense	170,145	109,004		338,910	183,202
Professional fees	28,156	80,224		115,465	195,939
Stock-Based Compensation	–	–		–	27,040
Depreciation expense	4,445	2,731		13,335	6,610
Total operating expenses	309,303	316,883		783,011	744,428

Income (loss) from operations	197,455	(164,806)		180,311	(377,588)

Other income and (expense):
Gain on extinguishment of debt	32,458	–		32,458	62,719
Gain/Loss on disposal of fixed assets	–	(12,064)		500	(12,064)
Bad Debt Expense	(20,993)	–		(20,993)	–
Other income		3,743		–	7,506
Interest expense	(22,921)	(29,611)		(68,600)	(94,228)

Total other income and (expense),net	(11,456)	(37,932)		(56,635)	(36,067)

Net income/(loss)	$185,999	$(202,738)		$123,676	$(413,655)

Gain/(loss) per common share
Basic	$–	$–		$–	$–
Diluted	–	–		–	–
Total	$–	$–		$–	$–

Weighted average number of common shares
outstanding
Basic	48,053,084	49,547,338		47,838,898	52,016,733
Diluted	–	–	_	–	–
Total	48,053,084	49,547,338		47,838,898	52,016,733

The accompanying notes are an integral part of these financial statements

TX HOLDINGS INC.
UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For Nine Months Ended June 30, 2013

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at
September 30, 2012	46,553,084	$9,233,810	$4,304,280	$(15,048,479)	$(1,510,389)

Common Stock issued for
professional service	1,500,000	60,000			60,000

Net Income				123,676	123,676

Balance at
June 30, 2013	48,053,084	$9,293,810	$4,304,280	$(14,924,803)	$(1,326,713)

The accompanying notes are an integral part of these financial statements.

TX HOLDINGS, INC.
UNAUDITED STATEMENTS OF CASH FLOWS
For the Nine Months Ended June 30, 2013 and 2012

	Nine Months Ended
	June 30, 2013	June 30, 2012
Cash flows used by operating activities:
Net income/(loss)	$123,676	$(413,655)
Adjustments to reconcile net income/(loss) to net cash used
in operating activities:
Depreciation expense	13,335	6,610
Bad debt reserve	20,993	–
Gain on extinguishment of debt	(32,458)	(62,719)
Loss on settlement of accounts payable	10,116	–
Loss on sale of fixed assets	–	12,064
Gain on sale of equipment	(500)	–
Accounting for warrants issued to an officer and the Board	–	27,040

Changes in operating assets and liabilities:
Commission advances	24,594	(51,315)
Deposits	50,000	(200)
Accounts receivable	(126,996)	(433,033)
Inventories	(909,264)	(900,847)
Other current assets	6,895	–
Accounts payable	331,302	334,691
Accrued liabilities	51,705	284,849
Notes Receivable	2,620	–
Stockholder advances for operations	18,000	–
Net cash used in operating activities	(415,982)	(1,196,515)

Cash flows used in investing activities:
Proceeds received on sale of equipment	500	40,000
Purchase of equipment	(13,144)	(19,000)
Net cash used in investing activities	(12,644)	21,000

Cash flows provided by financing activities:
Proceeds from line of credit	248,500	–
Proceeds from stockholder/officer advances	284,501	1,237,439
Payments of stockholders advances	(86,000)	(50,000)
Net cash provided by financing activities	447,001	1,187,439

Increase in cash and cash equivalents	18,375	11,924
Cash and cash equivalents at beginning of period	3,135	3,019

Cash and Cash Equivalents at end of period	$21,510	$14,943

Non-cash investing and financing activities:
Accounts payable exchanged for common stock	$49,884	–
Increase in notes payable to a stockholder from
reclass from Advances from stockholder/officer	–	$(1,062,000)
Decrease in property and equipment from recognition
of asset retirement obligation	–	$18,012

#      #      #